EXHIBIT 5.1

                       [SETH A. FARBMAN, P.C. LETTERHEAD]

                                 October 5, 2000

iEXALT, Inc.
Attention: Donald W. Sapaugh
4301 Windfern
Houston, Texas 77041


      RE:   iEXALT, INC. REGISTRATION STATEMENT ON FORM S-8:
            LETTER AGREEMENT WITH CONSULTING & STRATEGY
            INTERNATIONAL LLC

Ladies and Gentlemen:

      We have acted as special counsel to iExalt, Inc., a Nevada corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 600,000 shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which may be issued in connection with the exercise of certain option rights granted (the "Option") to Frank Fischer, Jr. and Steve Tebo pursuant to the Letter Agreement with Consulting & Strategy International LLC (the "Written Compensation Agreement") dated September 25, 2000.

      We have examined the Written Compensation Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock issuable upon the exercise of the Option, when issued and paid for as described in the Written Compensation Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                      Very truly yours,

                                      /s/ SETH A. FARBMAN, P.C.
                                          --------------------------------------
                                          Seth A. Farbman, P.C.